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                                                                    EXHIBIT 32.1

                                 CERTIFICATION

     Pursuant to 18 U.S.C. sec. 1350, the undersigned officer of Novelis Inc. (the "Company"), hereby certifies that the Company's Annual Report on Form 10-K for the year ended December 31, 2004 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 23, 2005
                                          /s/ Brian W. Sturgell
                                          --------------------------------------
                                          Brian W. Sturgell
                                          Chief Executive Officer
                                          (Principal Executive Officer)

     The foregoing certification is being furnished solely pursuant to 18 U.S.C.
Section 1350 and is not being filed as part of this report.